GRANTOR TRUST AGREEMENT


This Grantor Trust Agreement (the "Trust Agreement") is made this 4th day of February, 2000, by and between Equifax Inc. (the "Company") and Wachovia Bank, N.A. ("the Trustee").

                                    Recitals

(a) WHEREAS, the Company has adopted the Executive Life and Supplemental Retirement Benefit Plan (the "Plan");

(b) WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan and their designated beneficiaries (the "Participants and Beneficiaries");

(c) WHEREAS, the Company hereby establishes a Trust (the "Trust") and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Plan and in this Trust Agreement;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Plan in the circumstances described herein.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.     Establishment of The Trust
               --------------------------

(a) The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b) The Company shall be considered a Grantor for the purposes of the Trust.

(c) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change of Control, as defined herein.

(d) The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00) which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Company intends to contribute additional assets to the Trust, consisting of approximately One Million Five Hundred Thousand (1,500,000) shares of Company stock, within a reasonable period from the date of execution of this Trust.

(e) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property, including Company stock, acceptable to the Trustee to the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g) Upon a Potential Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Potential Change of Control, as defined herein, make an additional contribution to the Trust, if required, in an amount that is sufficient, when aggregated with the other assets of the Trust, to fund the Trust in an amount equal to no less than 100% but no more than 120% of the amount necessary to pay the insurance premiums required on policies purchased pursuant to the Plan, until said policies have been fully paid, in accordance with Section 2(c) below.

(h) In the event a Change of Control does not occur within one year of a Potential Change of Control, the Company shall have the right to recover any amounts contributed to and remaining on hand in the Trust.

(i) Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change of Control, as defined herein, make an irrevocable contribution to the Trust in any additional amount which is necessary to be sufficient to fund the Trust in an amount equal to no less than 100 % but no more than 120% of the amount necessary to pay the insurance premiums required on policies purchased pursuant to the Plan, until said policies have been fully paid, in accordance with Section 2(c) below. The Company shall also fund a cash expense reserve for the Trustee in the amount of $125,000.00.

Section 2.     Payments from the Trust
               -----------------------

(a) Prior to a Change of Control, distributions from the Trust shall be made by the Trustee to the insurance company identified in or pursuant to Section 2(e) below ("Insurance Company") at the direction of the Company.

(b) For the initial premium payment due in January 2000, the Company will make payment of insurance premiums directly to the Insurance Company. As subsequent payments become due under the terms of the Plan, the Company will transfer to the Trustee, and the Trustee will pay directly to the Insurance Company, the premiums due. The Company will make said transfer no less than thirty (30) days prior to the scheduled premium due date.

(c) (1) After a Potential Change of Control and before a Change of Control, the Company shall deliver to the Trustee a schedule of insurance premiums due under the Plan. Subsequent to a Change of Control, the Trustee shall pay insurance premiums due in accordance with such schedule. If the Company has not transfered the required amounts at least thirty (30) days prior to each due date, the Trustee shall make such payments from the assets of the fund. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due in accordance with the Plan. The Trustee shall notify the Company in the event that principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Plan except to the extent such liabilities are met by application of assets of the Trust.

         (2) Subsequent to a Change of Control, if the Company borrows any portion of the Cash surrender value of any policy purchased pursuant to the Plan, the Trustee shall immediately repay to the Insurance Company any amount that has been so borrowed, as certified to it by the participant whose policy is the subject of the loan. The Trustee may request any further reasonable evidence of such a loan.

         (3) Subsequent to a Change of Control, if the Trustee becomes aware that the Company withdraws any portion of the cash surrender value of any policy purchased pursuant to the Plan, the Trustee shall consult with the Insurance Company or the broker of record, as it deems appropriate, to determine the maximum premiums which may be paid on an annual basis to restore any such withdrawal and to retain the life insurance nature of the policy, and shall make said payments.

(d) The Trustee may institute an action to collect a contribution due the Trust following a Change of Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make current premium payments pursuant to the terms of the Plan.

(e) The primary purposes of this Trust are to insure (i) that, following a Change of Control, premiums will continue to be paid to Pacific Life Insurance Company, or such successor company as the Company may

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
         identify to the Trustee in writing, as required pursuant to all split-dollar life insurance agreements with employees of the Company or its subsidiaries which have been entered into by the Company pursuant to the Plan, which was effective January 1, 2000, and (ii) that any successor to the Company, or its successor management, does not withdraw cash values from the policies purchased pursuant to the Plan prior to the respective distribution dates of said policies. Prior to a Change of Control, it is contemplated that the Company will pay such premiums directly, although it may direct the Trustee to pay them from the Fund. Subsequent to a Change of Control, the Trustee shall make such payments unless the Company has previously certified to having made them, according to the provisions hereof. In order to make such payments, the Trustee may be required to sell all or a portion of the Company stock held in the Fund, and the Company hereby agrees (i) to promptly, and in any event within sixty (60) days of a request for registration by the Trustee, take all actions necessary to cause the registration of the Company Stock held in the fund for sale, and (ii) to maintain on a continuous basis any registrations required to permit said sales pursuant to applicable federal and state laws, until all Company stock has been sold. In connection with any such securities registrations, the Company shall take any and all actions necessary in connection therewith, including without limitation: (i) causing any special audits to be performed, if required and (ii) if requested by the Trustee, entering into an underwriting agreement with underwriters selected by the Trustee in customary form including providing indemnification for the underwriters and the Trustee. Any and all costs arising in connection with the filing of any securities registrations, including the fees and disbursements of counsel for the Trustee, shall be borne entirely by the Company other than underwriting discounts and commissions or commissions of broker dealers which shall be payable by the Trustee from the assets of the Trust. The Company consents that an action may be brought in equity or in law by the Trustee or by any participant in the Plan, to compel its compliance with the provisions of this Trust, including but not limited to the foregoing sentence and the provisions of paragraph (d) of this Section 2.

Section 3.    Trustee Responsibility Regarding Payments When The Company Is
              -------------------------------------------------------------
              Insolvent
              ---------

(a) The Trustee shall cease payment of insurance premiums to the Insurance Company if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or (iii) the Company is determined to be insolvent by the Federal Deposit Insurance Corporation, the Federal Reserve, or the Office of the Comptroller of Currency.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

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

         (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of insurance premiums to the Insurance Company.

         (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue paying insurance premiums to the Insurance Company and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to payments due under the Plan or otherwise.

         (4) The Trustee shall resume the payment of insurance premiums to the Insurance Company in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of insurance premiums from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Insurance Company under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Insurance Company by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    Payments When a Short-Fall of The Trust Assets Occurs
              -----------------------------------------------------

(a) If there are not sufficient assets for the payment of insurance premiums pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall make payment of insurance premiums from the Trust to the Insurance Company for the benefit of Participants and their Beneficiaries in the following order of priority:

         (1) All policies should be funded based on original expected performance, with premiums adequate to keep the policies in force until the insured attains age 100; and

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

         (2) Any remaining funding should be made pro-rata based upon remaining scheduled premium payments.

         It is understood that it is not possible to anticipate precisely future financial status of the policies, and the contingencies that could occur both before and after a Change of Control. Therefore, the Trustee will have discretion to implement any reasonable method of allocating Trust assets that are, in its sole discretion, determined to be inadequate to ensure complete funding of the Policies pursuant to the premium schedule provided. The Trustee may rely solely on the services of the Broker of Record as well as any other resources in making this determination.

(b) Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments to the Insurance Company under the Plan. Following a Change of Control, the Trustee shall have the right to compel a contribution to the Trust from the Company to make-up for any short-fall.

Section 5.    Payments to the Company
              -----------------------
Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of insurance premiums have been made to the Insurance Company pursuant to the terms of the Plan.

Section 6.   Investment Authority
             --------------------

(a) Consistent with the provisions of Section 10(a) below, the Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b) Subsequent to a Change of Control, the Trustee shall have the following power, in investing and reinvesting the Fund, in its sole discretion:

         (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wachovia Bank, N.A. or an affiliated company acts as the investment advisor ("Special Investment Companies")) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

         (2) To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

         (3)      To retain any property at any time received by the Trustee;

         (4) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

         (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

         (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to be deposited;

         (7)      To extend the time of payment of any obligation held by it;

         (8) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

         (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

         (10) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

         (11) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

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

         (12) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

         (13) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

         (14) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

         (15) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

         (16) To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

         (17)     Generally,   to  do  all  acts,   whether  or  not   expressly
                  authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c) Prior to a Change of Control, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments. Absent any such direction, the Trustee shall continue the investment of the Fund solely in Company Stock. The Trustee may hold up to $125,000 of the Fund in cash or cash equivalents to constitute the cash expense reserve referred to in Section 1(i) above, and the Company shall from time to time contribute any cash required to maintain said reserve.

         (1) The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

         (2) Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

         (3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

         (4) The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

         (5) Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(d) Following a Change of Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

         (1)      the needs of the Plan;

         (2) the need for matching of the Trust assets with the liabilities of the Plan; and

         (3) the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(e) The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Plan.

(f) Prior to a Change of Control, the Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 7.    Insurance Contracts
              -------------------

(a) To the extent that the Trustee is directed by the Company prior to a Change of Control to make payments from part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the owner thereof shall have the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer.

(c) The Trustee shall have no power to name a beneficiary of the policy to assign the policy (as distinct from conversion of the policy to a different form), or to loan to any person the proceeds of any borrowing against such an insurance policy.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income
              ---------------------

(a) Prior to a Change of Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b) Following a Change of Control, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested within the Trust.

Section 9.    Accounting by The Trustee
              -------------------------

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee. The Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within ninety (90) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction.

Section 10.   Responsibility of The Trustee
              -----------------------------

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b) The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Plan, the Company agrees to indemnify the Trustee against the
         Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Prior to a Change of Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change of Control the Trustee shall select legal counsel independent from the Company's counsel and may consult with counsel or other experts with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Plan.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.   Compensation and Expenses of The Trustee
              ----------------------------------------

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents or such other costs as the Trustee is entitled to incur hereunder. If not so paid, the fees and expenses shall be paid from the Trust.

Section 12.   Resignation and Removal of The Trustee
              --------------------------------------

(a) Prior to a Change of Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change of Control, the Trustee may resign only after the appointment of a successor Trustee.

(b) The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change of Control. Subsequent to a Change of Control, the Trustee may only be removed by the Company with the consent of a majority of the Participants, after they have been informed of the identity of a successor trustee.

(c) If the Trustee resigns within two years after a Change of Control, as defined herein, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.   Appointment of Successor
              ------------------------

(a) If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, another bank, not an affiliate of the Company or any other grantor, any third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.   Amendment or Termination
              ------------------------

(a) Prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company.
         Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 hereof.

(b) The Trust shall not terminate until the date on which all insurance premiums listed on the schedule referred to in Section 2(c)(1) have been paid or otherwise satisfied, and any payments required under
         Section 2(c)(3) are completed, or until the Company terminates the Trust (if prior to a Change of Control).

(c) Prior to a Change of Control, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

(d) This Trust Agreement may not be amended or terminated by the Company for seven (7) years following a Change of Control without the written consent of a majority of the Participants except, if in the opinion of counsel satisfactory to the Trustee, such amendment is necessary to maintain the tax status of this Trust or the inapplicability of the Employee Retirement Income Security Act of 1974 as amended to this Trust.

Section 15.   Change of Control
              -----------------

(a) For purposes of this Trust, the following terms shall be defined as set forth below:

         (1)      Potential Change of Control shall mean:

                  (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of
                           Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, other than the trustee of any other trust or plan maintained for the benefit of employees of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 5 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

                  (ii) the announcement by any person of an intention to take actions which might reasonably result in a Change of Control of the Company;

                  (iii) the issuance of a proxy statement by the Company with respect to an election of directors for which there is proposed one or more directors who are not recommended by the Board of Directors of the Company or its nominating committee, where the election of such proposed director or directors would result in a Change of Control as defined in Section 15(a)(2)(ii)(c); or

                  (iv) submission to the Incumbent Board (as defined below) of nominations which, if approved, would change the Executive Officer configuration of the Company (at the Executive Vice President level and above) by 50% or more.

         (2)      Change of Control shall mean:

                  (i)      Voting Stock  Accumulations.  The accumulation by any
                           ---------------------------
                           Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this subparagraph 15(a)(2)(i), a Change of Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (a) directly from the Company that is approved by the Incumbent

                           Board,  (b) by  the  Company,  (c)  by  any  employee
                           benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (a), (b) and (c) of subparagraph 15(a)(2)(ii), or

                  (ii)     Business Combinations. The consummation of a Business
                           ---------------------
                           Combination, unless, immediately following that Business Combination, (a) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66"%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (b) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (c) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that Business Combination; or

                  (iii)    Sale of Assets. A sale or other disposition of all or
                           --------------
                           substantially all of the assets of the Company; or

                  (iv)     Liquidations   or   Dissolutions.   Approval  by  the
                           --------------------------------
                           shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (a),
                           (b) and (c) of subparagraph 15(a)(2)(ii).

For purposes of this paragraph 15(a), the following definitions will apply:

         "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

         "Business Combination" means a reorganization, merger or consolidation of the Company.

         "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

         "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of January 1, 2000, or (b) members who become members of the Company's Board of Directors subsequent to said date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (") of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

         "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

         "Subsidiary" means an entity more than fifty percent (50%) of whose equity interests are owned directly or indirectly by the Company.

         "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board of Directors.

For purposes of this Section 15(a), the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Section 15(a); and (c) such other matters with respect to which a determination is necessary under this Section 15(a).

(b) The General Counsel of the Company shall have the specific authority to determine whether a Potential Change of Control or Change of Control has transpired under the guidance of this Section 15(a) and shall be required to give the Trustee notice of a Change of Control or Potential Change of Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change of Control from another source, the Trustee shall be required to make its own independent determination.

Section 16.   Miscellaneous
              -------------

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Company hereby represents and warrants that the Plan has been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Plan. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Agreement is binding upon the successors and assigns of the Company and the Trustee.

(e) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.


                                                 EQUIFAX INC.


                                                 By: /s/John T. Chandler
                                                    -----------------------
                                                    Title:  Corporate V.P.
Attest

   /s/Charles Bowen
----------------------
Title:  Assistant V.P.

                  [Corporate Seal]

                                                 WACHOVIA BANK, N.A.


                                                 By:  /s/Joe O. Long
                                                     --------------------------
Attest                                               SVP/GE

   /s/John N. Smith, III
---------------------------
Title:  Assistant Secretary

                  [Corporate Seal]